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                                                             Exhibit 5.1

                      [Letterhead of Cooley Godward]



                                        ROBERT L. JONES
                                        DIRECT: (415) 843-5034
                                        INTERNET: jonesrl@cooley.com

May 8, 1996

CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota  55344-9361

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CIMA LABS INC. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 2,875,000 shares of Common Stock (together with such number of shares of Common Stock as may additionally be registered pursuant to Rule 462 ("Rule 462") under the Securities Act of 1933, as amended, the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Pricing Committee (the "Pricing Committee") of the Board of Directors of the Company, (iii) assumed that the Company received the consideration for the shares of outstanding Common Stock being sold by the Selling Stockholders in accordance with the resolutions authorizing the issuance of such shares, (iv) assumed that the Company will receive the exercise price for any shares of Common Stock to be sold by Selling Stockholders pursuant to the exercise of warrants and (v) assumed that the total number of shares of Common Stock which will be sold by the Company pursuant to the Registration Statement and any related registration statement filed pursuant to Rule 462 will be established by the Pricing Committee and will not exceed 1,200,000 shares, plus an additional 500,000 shares to cover over-allotments, if any.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.


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CIMA LABS INC.
May 8, 1996
Page 2

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement, and to the incorporation by reference to this opinion and consent in any post-effective amendments and registration statements filed pursuant to Rule 462.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By  /s/ Robert L. Jones
   ---------------------
    Robert L. Jones